EXHIBIT 21

LIST OF SUBSIDIARIES OF SPARTAN STORES, INC. Direct subsidiaries of Spartan Stores, Inc.:
1.	SPARTAN STORES DISTRIBUTION, LLC Jurisdiction of Formation: Names under which business is conducted:	Michigan Spartan Stores Distribution, LLC
2.	MARKET DEVELOPMENT CORPORATION Jurisdiction of Incorporation: Names under which business is conducted:	Michigan Market Development Corporation Ludington Plaza Ludington Corner Westland of Three Rivers Jefferson Square (in IN) Market Street Plaza (in IN)
3.	SEAWAY FOOD TOWN, INC. (see this entity's subsidiaries below) Jurisdiction of Incorporation: Names under which business is conducted:	Michigan Seaway Food Town, Inc. (in OH) The Pharm (in OH)
4.	SPARTAN STORES ASSOCIATES, LLC Jurisdiction of Formation: Names under which business is conducted:	Michigan Spartan Stores Associates, LLC
5.	SI INSURANCE AGENCY, INC. Jurisdiction of Incorporation: Names under which business is conducted:	Michigan SI Insurance Agency, Inc.
6.	SPARTAN INSURANCE COMPANY LTD. Jurisdiction of Incorporation: Names under which business is conducted:	Bermuda Spartan Insurance Company Ltd.

Indirect subsidiaries of Spartan Stores, Inc.:

Subsidiaries of Seaway Food Town, Inc.
7.	SPARTAN STORES FUEL, LLC Jurisdiction of Formation: Names under which business is conducted:	Michigan Spartan Stores Fuel, LLC Glen's Quick Stop Family Fare Quick Stop
8.	FAMILY FARE, LLC (see this entity's subsidiary below) Jurisdiction of Formation: Names under which business is conducted:

Michigan
Family Fare, LLC
Family Fare Pharmacy
Family Fare Supermarket
Glen's Markets
Glen's Pharmacy
32nd Street Baking Co.
Café Creations
Felpausch Food Center
D&W Fresh Market
D&W Pharmacy
VG's Food Center
VG's Pharmacy

Subsidiary of Family Fare, LLC:
9.	PREVO'S FAMILY MARKETS, INC. (see this entity's subsidiary below) Jurisdiction of Incorporation: Names under which business is conducted:	Michigan Prevo's Family Markets, Inc. D & W Fresh Market D & W Pharmacy Felpausch Food Center

Subsidiary of Prevo's Family Markets, Inc.:
10.	MSFC, LLC (see this entity's subsidiary below) Jurisdiction of Formation: Names under which business is conducted:	Michigan MSFC, LLC

Subsidiaries of Seaway Food Town, Inc.:
11.	THE PHARM OF MICHIGAN, INC. Jurisdiction of Incorporation: Names under which business is conducted:	Michigan The Pharm of Michigan, Inc. The Pharm
12.	SPARTAN PROPERTIES MANAGEMENT, INC. Jurisdiction of Incorporation: Names under which business is conducted:	Ohio Spartan Properties Management, Inc.

13.	VALLEY FARM DISTRIBUTING CO. Jurisdiction of Incorporation: Names under which business is conducted:	Ohio Valley Farm Distribution Co. VFD (in MI, OH and PA) Valley Farm Foods (in OH)
14.	PORT CLINTON REALTY COMPANY (General partnership owned 32% by Seaway Food Town, Inc.) Jurisdiction of Incorporation: Names under which business is conducted:	Ohio Port Clinton Realty Company
15.	CUSTER PHARMACY, INC. Jurisdiction of Incorporation: Names under which business is conducted:	Michigan Custer Pharmacy, Inc. Food Town Pharmacy
16.	GRUBER'S REAL ESTATE, LLC Jurisdiction of Formation: Names under which business is conducted:	Michigan Gruber's Real Estate, LLC